UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 19, 2010

NeoStem, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written  communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications  pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 22, 2010, NeoStem, Inc. ("NeoStem" or the "Company") issued a press release announcing the completion of the following concurrent offerings:  (i) an underwritten offering of 6,337,980 common stock units (the "common stock offering") at a purchase price of $1.45 per unit, with each unit consisting of one share of common stock par value $0.001 and a warrant to purchase 0.5 of a share of common stock with an exercise price of $1.85 per share, and (ii) a registered direct offering of 10,582,011 preferred stock units (the "preferred stock offering") at a purchase price of $0.945 per unit, with each unit consisting of one share of Series E 7% Senior Convertible Preferred Stock, par value $0.01 per share, convertible at $2.0004, maturing May 20, 2013; a warrant to purchase 0.25 of a share of common stock with an exercise price of $2.0874 per share; and 0.0155 of a share of common stock.  The offerings were completed on November 19, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company sold securities in the concurrent common stock offering and preferred stock offering under the Company's previously filed shelf registration statement which was declared effective by the Securities and Exchange Commission on May 11, 2010.

Cowen and Company, LLC acted as sole book-running manager and Maxim Group LLC and National Securities Corporation acted as co-managers for the common stock offering.  Cowen and Company, LLC and LifeTech Capital, a Division of Aurora Capital, LLC, acted as co-placement agents for the preferred stock offering.   The Company received gross proceeds of $19,190,071, prior to deducting underwriting discounts of an aggregate of $689,255, placement agent commissions of an aggregate of $750,000 and offering expenses payable by the Company.

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed merger (the "Merger") between the Company and Progenitor Cell Therapy, LLC, a Delaware limited liability company (“PCT”) pursuant to the merger agreement dated September 23, 2010 (the "Merger Agreement"), by and among NeoStem, PCT and NBS Acquisition Company LLC, a newly formed wholly-owned subsidiary of NeoStem.  The directors and executive officers of each of NeoStem and PCT may be deemed to be participants in the solicitation of proxies from the holders of NeoStem common stock in respect of the proposed transaction.  Information about the directors and executive officers of NeoStem is set forth in NeoStem’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2010 in connection with its June 2010 Annual Meeting of Stockholders. Investors may obtain additional information regarding NeoStem and its directors and executive officers, and PCT and its Board of Managers and executive officers, in connection with the proposed Merger by reading the S-4 and the prospectus/joint proxy statement contained therein, when it becomes available.  The S-4 will contain a prospectus/joint proxy statement pertaining to (a) the special meeting of stockholders of NeoStem at which NeoStem’s stockholders will be asked to approve the NeoStem securities issuable in the Merger and (b) the special meeting of members of PCT at which PCT's members will be asked to approve the Merger Agreement and Merger.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release of NeoStem, Inc., dated November 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

	By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel
Dated: November 23, 2010